UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20529

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 15, 2005


MBNA AMERICA BANK, NATIONAL ASSOCIATION
ON BEHALF OF THE
MBNA MASTER CREDIT CARD TRUST II
(Issuer of the Collateral Certificate)
AND THE
MBNA CREDIT CARD MASTER NOTE TRUST
(Issuer of the MBNAseries Class A, Class B, and Class C notes)
(Exact name of registrant as specified in its charter)

United States

333-104089

51-0331454
(State or other jurisdiction of
incorporation)

(Commission File Number)

(IRS Employer
Identification No.)

Wilmington, DE

19884
(Address of principal executive office)

(Zip Code)

Registrant's telephone number, including area code  (800) 362-6255.

                        N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events.

ITEM 8.01.              Other Events.

On August 15, 2005 the MBNA Credit Card Master Note Trust Class B (2002-3) will be terminated in accordance with the provisions of Section 2.05 of the Class B (2002-3) Terms Document dated as of August 29, 2002, to the MBNASeries Indenture Supplement dated as of May 24, 2001 and subsection 1408 of the Indenture. Final Payment will be made on the tranche of Notes after presentation and surrender of the tranche of Notes at the offices of The Bank of New York, as the Trustee.

On August 15, 2005 the MBNA Credit Card Master Note Trust Class C (2002-5) will be terminated in accordance with the provisions of Section 2.03 of the Class C (2002-5) Terms Document dated as of August 29, 2002, to the MBNASeries Indenture Supplement dated as of May 24, 2001 and subsection 1408 of the Indenture. Final Payment will be made on the tranche of Notes after presentation and surrender of the tranche of Notes at the offices of The Bank of New York, as the Trustee.

August 15, 2005 is a Payment Date for each publicly-offered tranche of Notes relating to the MBNASeries issued by MBNA Credit Card Master Note Trust. Copies of the MBNASeries Noteholders' Statement and the MBNASeries Schedule, each for the month ended July 31, 2005, are included as Exhibits to this Report under Exhibit 20.


Section 9 - Financial Statements and Exhibits

ITEM 9.01 (c). Exhibits.

The following are filed as Exhibits to this Report under Exhibit 20:

20.1  MBNASeries Noteholders' Statement for the month ended July 31, 2005.

             20.2 MBNASeries Schedule to the Noteholders' Statement for the month ended July 31, 2005.

                             SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:     August 15, 2005


                             MBNA AMERICA BANK, NATIONAL ASSOCIATION, as Servicer



                              By:         /s/Marcie Copson-Hall
                              ----------------------------------
                              Name:   Marcie Copson-Hall
                              Title:  Executive Vice President